Exhibit 4.27

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made and entered into as of June 8, 2026, by and among Ming Shing Group Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), whose ordinary shares, par value $0.0005 per share (the “Ordinary Shares”), are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker “MSW,” and the purchasers listed on Annex I hereto (the “Purchasers”), solely in their capacity as Purchasers under the Acquisition Agreement (as hereinafter defined).

Recital

On the terms and subject to the conditions set forth herein, in connection with that certain stock purchase agreement, dated as of May 26, 2026 (the “Acquisition Agreement”) by and among the Company, the Purchasers (in their capacity as “Sellers” under the Acquisition Agreement), PMA Nano Carbon Tech Limited, an exempted limited company incorporated under the laws of the British Virgin Islands (the “Holding Company”), and PMA NANO CARBON TECHNOLOGY PTE. LTD., a private company limited by shares incorporated under the laws of Singapore (“PMA”), Purchasers desire to purchase from the Company, and the Company desires to sell and issue to the Purchasers, convertible promissory notes in the aggregate original principal amount of $110,000,000.00 in the amounts and proportions set forth on Annex I hereto, as consideration pursuant to the terms of the Acquisition Agreement as further described below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Acquisition Agreement. The following terms and expressions used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“Conversion Shares” means the Ordinary Shares issuable upon conversion of the Notes.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

1

“Nasdaq Rules” means the Nasdaq Listing Rules, including, without limitation, Rules 5250(e)(2), 5615(a)(3), 5635(b), 5635(d), 5640, and the applicable interpretive materials thereof.

“Notes” means the convertible promissory notes substantially in the form attached hereto as Exhibit A issued to the Purchasers, which Notes constitutes the “Notes” for purposes of the Acquisition Agreement

“Principal Amount” shall mean the aggregate original principal amount of the Notes of $110,000,000.00.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means, collectively, the Company’s annual reports on Form 20-F, current reports on Form 6-K and any registration statements, prospectuses or other reports or documents filed with or furnished to the SEC under the Securities Act or the Exchange Act since January 1, 2026.

“Signing Date” means the date of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean, collectively, the Acquisition Agreement, this Agreement, the Note, and all certificates, instruments, opinions and other agreements executed and delivered in connection therewith or herewith, each as amended or otherwise modified from time to time, and all modifications, renewals, replacements, extensions and rearrangements thereof and substitutions and replacements therefor.

2. Agreement To Sell And Purchase.

2.1 Issuance of Notes at Closing.

(a) Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to the Purchasers participating in the Closing, and the Purchasers (severally and not jointly) agree to purchase from the Company the Notes in the proportions set forth on Annex I hereto in the aggregate amount of the Principal Amount.

(b) Purchase Price. The Parties acknowledge and agree that the Principal Amount constitutes the entire purchase price payable by the Company under the Acquisition Agreement and shall be satisfied solely by the issuance of the Notes.

2.2 Pari Passu. The Notes shall constitute a direct, unsecured, unsubordinated obligation of the Company and shall rank pari passu with all present and future unsecured and unsubordinated obligations of the Company, except as obligations may be preferred by laws of general application.

2

2.3 Use of Proceeds. The Parties acknowledge that no cash proceeds will be advanced by the Purchasers to the Company at the Closing. The Notes are being issued solely as non-cash acquisition consideration pursuant to the Acquisition Agreement and not for working capital or general corporate purposes.

3. Closing, Delivery And Conditions Precedent.

3.1 Closing. The closing of the sale and purchase of the Notes under this Agreement (the “Closing”) shall take place remotely concurrently with the closing under the Acquisition Agreement, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 Delivery; Consideration. Subject to the terms of this Agreement, at the Closing, the Company will deliver to the Purchasers the duly executed Notes against the Purchasers’ delivery of the Acquisition Agreement closing deliverables, and the purchase price for the Notes shall be deemed paid and satisfied in full upon such issuance and delivery. No cash payment shall be due from the Purchasers to the Company at the Closing under this Agreement.

3.3 Conditions Precedent to the Purchasers’ Obligations. Each Purchaser’s obligation to purchase their respective Note at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Company shall have obtained all corporate approvals and authorizations required for the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and reservation of the Conversion Shares;

(d) all conditions precedent for the closing contemplated by the Acquisition Agreement shall have been satisfied;

(e) the Purchasers shall have received evidence reasonably satisfactory to it that the Company has submitted any required Listing of Additional Shares notification under Nasdaq Rule 5250(e)(2) with respect to the potential issuance of the Conversion Shares and that no objection has been raised by Nasdaq prior to Closing; and

(f) no law, order or injunction of any Governmental Authority shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby.

3

3.4 Conditions Precedent to Company’s Obligations. The Company’s obligation to issue and sell the Notes at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Purchasers in Section 5 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Purchasers shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Purchasers shall have obtained all organizational approvals and authorizations required for the execution, delivery and performance of the Transaction Documents to which each is a party; and

(d) all conditions precedent for the closing contemplated by the Acquisition Agreement shall have been satisfied.

4. Representations And Warranties Of The Company.

Except as disclosed in the SEC Reports, the Company hereby represents and warrants to the Purchaser as of the Signing Date and as of the Closing Date as follows:

4.1 Organization; Subsidiaries; Good Standing; Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Each subsidiary of the Company is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, except where such failure would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization; Binding Obligations. All corporate action on the part of the Company, its directors and officers necessary for the authorization, execution, delivery and performance of the Transaction Documents, the issuance of the Notes and the reservation and issuance of the Conversion Shares has been taken. The Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

4.3 No Conflicts; Consents and Approvals. The execution, delivery and performance of the Transaction Documents by the Company, and the issuance of the Notes and the Conversion Shares, do not:

(a) conflict with the Company’s memorandum and articles of association (“M&A”);

(b) violate any law, rule, regulation, order or decree applicable to the Company;

(c) result in a material breach or default under any material contract to which the Company is a party, except as would not reasonably be expected to have a Material Adverse Effect.

4

No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Authority is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) required Nasdaq notifications, including any Listing of Additional Shares, and (ii) such consents, approvals or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

4.4 Capitalization; Valid Issuance; Preemptive Rights. The authorized share capital of the Company is as set forth in the Company’s SEC Reports indicating such information. The issued and outstanding share capital of the Company is as set forth in the Company’s SEC Reports as of the dates stated therein. The Conversion Shares have been duly authorized for issuance and, when issued upon conversion of the Notes in accordance with its terms and in compliance with applicable Nasdaq Rules (including obtaining any required shareholder approval), will be validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights of any person (to the Company’s knowledge, with respect to any third-party contractual rights). The Company has duly reserved, and shall at all times keep reserved, out of its authorized but unissued Ordinary Shares, a number of Ordinary Shares sufficient to permit the issuance of the Conversion Shares upon conversion of the then outstanding principal amount of the Notes at the fixed Conversion Price, in each case subject to the limitations set forth in the Notes, the Nasdaq Rules and the Beneficial Ownership Limitation.

4.5 SEC Reports; No Material Misstatement or Omission. Since January 1, 2026, the Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it as an FPI under the Exchange Act and the Securities Act. As of their respective dates (or, if amended or supplemented, as of the date of the last such amendment or supplement), the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

4.6 Financial Statements; Internal Controls; Disclosure Controls. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and have been prepared in conformity with GAAP as issued by the FASB, applied on a consistent basis (except as disclosed therein), and fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates and for the periods indicated. The Company maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in the Exchange Act), and has disclosed to its auditors and the audit committee of its board of directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and any such disclosures have been disclosed in the SEC Reports where required.

5

4.7 Listing; Reporting; FPI Status; Transfer Agent. The Ordinary Shares are registered under Section 12 of the Exchange Act and are listed on Nasdaq. The Company is a “foreign private issuer” and is in compliance in all material respects with its reporting obligations under the Exchange Act applicable to foreign private issuers. The Company has a duly appointed transfer agent and registrar for the Ordinary Shares.

4.8 Nasdaq Compliance; Voting Rights. The issuance of the Notes and the potential issuance of the Conversion Shares will comply in all material respects with applicable Nasdaq Rules, including Rules 5635(b) and 5635(d), subject to the pricing, caps and limitations set forth in the Notes and this Agreement, any applicable home country practice exemption disclosed pursuant to Nasdaq Rule 5615(a)(3), and any shareholder approval obtained after the Signing Date, if applicable. The Company is not in violation of Nasdaq Rule 5640 (Voting Rights).

4.9 Private Placement; No Registration; No Integrated Offering; No General Solicitation. Assuming the accuracy of the Purchasers’ representations in Section 5 hereof, the offer, sale and issuance of the Notes pursuant to this Agreement are exempt from the registration requirements of the Securities Act pursuant to Regulation S. Neither the Company nor, to the Company’s knowledge, any person acting on its behalf has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Notes. Neither the Company nor, to the Company’s knowledge, any of its affiliates has, directly or through any agent, engaged in any integration of this offering with any other offering of the Company’s securities that would require registration of the Notes under the Securities Act.

4.10 Rule 506(d) Bad Actor. The Company has exercised reasonable care to determine whether any “covered person” of the Company is subject to a disqualifying event under Rule 506(d) of Regulation D and is not aware of any such disqualifying event, except for disqualifying events covered by Rule 506(d)(2) or (d)(3) that have been disclosed in writing to the Purchaser.

4.11 Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by the Transaction Documents will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.12 No Stop Orders; No Manipulation. No stop order suspending the effectiveness of any registration statement of the Company has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the SEC. The Company has not taken, directly or indirectly, any action intended to cause or reasonably likely to result in the stabilization or manipulation of the price of any security of the Company.

6

4.13 Home Country Practice; Nasdaq Rule 5615(a)(3). The Company is a “foreign private issuer” within the meaning of the Exchange Act and, as such, is permitted under Nasdaq Listing Rule 5615(a)(3) to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance requirements, except as to those Nasdaq Rules that are expressly ineligible for such exemption. To the extent the Company elects to follow home country practice in lieu of any Nasdaq corporate governance requirement, the Company has made, or will make on a timely basis, the disclosures required by Nasdaq Listing Rule 5615(a)(3) (including disclosure in the Company’s SEC Reports and, as applicable, on its website) identifying each Nasdaq corporate governance requirement from which it departs and describing the home country practices it follows. The execution, delivery and performance of the Transaction Documents, and the issuance of the Notes and the Conversion Shares, have been authorized, approved and taken in compliance in all material respects with applicable laws of the Cayman Islands and the M&A and, to the extent applicable, in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No approval of the Company’s shareholders is required under the laws of the Cayman Islands, the M&A or the Company’s disclosed home country practices in connection with the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and the reservation of the Conversion Shares, and the Company is at the date of this Agreement, and will be as of the date of the issuance of the Notes, eligible for an exemption from shareholder approval requirements under Nasdaq Listing Rule 5635(d) in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3).

4.14 No Financial Assistance Issues; Brokers. Under Cayman Islands law, there is no prohibition on the Company providing financial assistance in connection with the acquisition of its own shares, and the execution and performance of the Transaction Documents will not violate any financial assistance restriction. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated hereby, except as has been disclosed in writing to the Purchaser.

5. Representations And Warranties Of Purchasers

Each Purchaser, severally and not jointly hereby represents and warrants to the Company as of the Signing Date and as of the Closing Date as follows:

5.1 Organization; Power; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

5.2 Regulation S Compliance.

(a) At the time hereof, the Purchaser is physically outside the United States.

(b) The Purchaser is acquiring their respective Note and any Conversion Shares for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing their Respective Note and any Conversion Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

7

(c) The Purchaser will make all subsequent offers and sales of their respective Note and any Conversion Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, the Purchaser will not resell their respective Note or any Conversion Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(d) The Purchaser has no present plan or intention to sell their respective Note or any Conversion Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell their respective Note or any Conversion Shares and is not acting as a distributor of such securities.

(e) Neither the Purchaser, its Affiliates nor any Person acting on behalf of such Purchaser, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to their respective Note or any Conversion Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

(f) The Purchaser is not acquiring the Note or the Conversion Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(g) The Purchaser has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the Purchaser’s interests in connection with the transactions contemplated by this Agreement and other Transaction Documents.

(h) The Purchaser has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Note and the Conversion Shares.

(i) The Purchaser understands the various risks of an investment in the Note and the Conversion Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Note and the Conversion Shares.

5.3 No General Solicitation. The Purchaser is not purchasing their respective Note as a result of any general solicitation or general advertising.

5.4 Rule 506(d) Bad Actor. Neither the Purchaser nor, to its knowledge, any of its affiliates is subject to a disqualifying event under Rule 506(d) that would require disclosure and has provided such information as the Company reasonably requested to permit the Company to comply with Rule 506(d).

8

5.5 Access to Information; Sophistication; Restricted Securities; Legends. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of an investment in their respective Note and any Conversion Shares. The Purchaser understands that their respective Note and the Conversion Shares have not been registered under the Securities Act or any state securities laws and are “restricted securities” under the Securities Act and applicable state securities laws and that their respective Note and the Conversion Shares may not be offered, sold or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration. The Purchaser acknowledges and agrees that their respective Note and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends (or notations) under the Securities Act and applicable state law and that the Company, its transfer agent and their respective counsel may place and maintain such legends (or notations) and stop-transfer instructions until such time as the removal of any legend (or notation) is permitted under applicable law and, if requested by the Company or its transfer agent, the Purchaser has delivered to the Company such certificates, agreements, representations and legal opinions of counsel reasonably satisfactory to the Company and its counsel as the Company or its transfer agent may reasonably require to evidence compliance with the Securities Act and applicable state securities laws, including in connection with any proposed resale under Rule 144.

5.6 Sanctions; AML; Anti-Corruption; No Group; No Short Sales. The Purchaser is in compliance with applicable sanctions, anti-money laundering and anti-corruption laws. The Purchaser is not a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to the Company. As of the date hereof, the Purchaser does not have an open short position in the Ordinary Shares and will not enter into any short sale or similar transaction that establishes a net short position with respect to the Ordinary Shares during the period from the Signing Date until the earlier of (a) public announcement of the transactions contemplated hereby and (b) the Closing.

5.7 Transfer Procedures. Without limiting Section 5.5 hereof, the Purchaser consents to the placement of restrictive legends (or book-entry notations) on their respective Note and any Conversion Shares and to the entry of customary stop-transfer instructions with the Company’s transfer agent, and agrees that any removal of legends (or notations) and any transfers shall be effected in compliance with the Securities Act and applicable state securities laws, the terms of the Transaction Documents, and the Company’s and its transfer agent’s reasonable procedures, including the provision of customary seller and broker certificates and legal opinions of counsel reasonably satisfactory to the Company and its counsel in connection with any proposed resale under Rule 144 or other available exemption.

6. Covenants.

6.1 Covenants of the Company. For so long as the Notes remain outstanding, the Company shall:

(a) Remain duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and retain all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

9

(b) Maintain its listing on the Nasdaq, subject to market and regulatory conditions beyond its reasonable control, and shall submit a Listing of Additional Shares notification to Nasdaq under Rule 5250(e)(2) at least fifteen (15) calendar days prior to any issuance of Conversion Shares and shall otherwise comply with applicable Nasdaq Rules, including Rules 5635(b), 5635(d) and 5640;

(c) Refrain from taking any action with the primary purpose of frustrating or preventing lawful conversion of the Notes in accordance with its terms;

(d) Comply with all applicable laws, including without limitations its reporting obligations under the Exchange Act and the Nasdaq Rules, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(e) promptly notify the Purchasers of any event that would reasonably be expected to materially affect the convertibility, enforceability or value of the Note;

(f) reserve and keep available out of its authorized but unissued Ordinary Shares, free of preemptive rights, such number of Ordinary Shares as shall be sufficient to effect the conversion of the Notes in full, the outstanding principal amount of the Note at the fixed Conversion Price, subject to the limitations in the Notes, applicable law, the Nasdaq Rules, any required shareholder approval and the Beneficial Ownership Limitation;

(g) furnish such information and confirmations as the Purchasers may reasonably require in connection with any proposed conversion and compliance with the Beneficial Ownership Limitation.

6.2 Covenants of the Purchasers. For so long as the Notes remain outstanding, each Purchaser shall not effect any conversion, transfer or other arrangement designed to circumvent the Beneficial Ownership Limitation, whether through nominees, affiliates, derivative arrangements or otherwise.

6.3 Beneficial Ownership Limitation. For so long as any portion of aggregate principal of the Notes is outstanding, notwithstanding anything to the contrary contained in the Notes or the Transaction Documents, the Company shall not effect any conversion of the Notes, and the Purchasers shall not have the right to convert any portion of the Notes, if immediately after giving effect to such conversion, the Purchaser, together with any affiliate thereof, and any other persons whose beneficial ownership would be aggregated with that of the Purchasers under Section 13(d) of the Exchange Act and the rules promulgated thereunder, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to such conversion or receipt of shares (the “Beneficial Ownership Limitation”). Each Purchaser shall provide, together with each conversion notice required under the terms of the Notes, a certification of its then current beneficial ownership and such supporting information as the Company may reasonably require to confirm compliance with the Beneficial Ownership Limitation.

10

7. Miscellaneous.

7.1 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the law of another jurisdiction. The state courts of the State of New York located in Manhattan, New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Agreement and the Notes and the related definitive documents, and each party irrevocably submits to such jurisdiction. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Notes from time to time; provided, however, the Purchasers may not sell, assign, transfer, convey or pledge any interest in the Notes except in compliance with the Securities Act, applicable state securities laws, the terms of the Transaction Documents, and the reasonable procedures of the Company and its transfer agent, including the delivery of customary certificates and legal opinions reasonably requested in connection with any proposed transfer.

7.4 Entire Agreement. This Agreement, the Acquisition Agreement, the Notes, the Exhibits and Schedules hereto, the other Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement, the Acquisition Agreement, the Notes, and the other Transaction Documents.

7.5 Severability; Counterparts; Electronic Signatures. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement may be executed in counterparts and by electronic signatures that comply with the U.S. federal ESIGN Act of 2000.

7.6 Amendment and Waiver; Termination. This Agreement and the Notes may be amended, waived or modified only by a written instrument signed by the Company and Purchasers holding, at the time of amendment, waiver or modification, more than 50% of the outstanding Principal Amount. Notwithstanding anything to the contrary herein, this Agreement shall automatically terminate without further action of the parties upon any termination of the Acquisition Agreement prior to the closing thereunder, and in such event the Notes shall not be issued and no party shall have any liability hereunder except as expressly provided to survive such termination.

7.7 Public Company and Nasdaq Compliance Savings Clause. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall require the Company or any of its Affiliates to take any action that would, in the good faith advice of counsel, violate the Securities Act, the Exchange Act, applicable SEC rules and regulations, applicable Nasdaq Rules or Cayman Islands law. To the extent any action contemplated hereby would require shareholder approval under applicable Nasdaq Rules or Cayman Islands law, the Company’s obligation to take such action shall be subject to obtaining such approval, and until such approval is obtained the applicable provisions of this Agreement and the Note shall be interpreted and applied in a manner intended to preserve compliance.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party’s part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the other Transaction Documents by law, or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

11

In Witness Whereof, the parties hereto have executed this Note Purchase Agreement as of the date first set forth above.

THE COMPANY:

Ming Shing Group Holdings Ltd.

By:
Name:	Pan Zhijun
Title:	Chairman of the Board of Directors, Chief Executive Officer and Director

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties hereto have executed this Note Purchase Agreement as of the date first set forth above.

THE PURCHASERS

PMA Technology Holdings Limited

By:
Name:	Pan Zhijun
Title:	Director

Legend Master Development Limited

By:
Name:	Lim Hui Sin
Title:	Director

F.F.Formation Holding Co. Ltd

By:
Name:	Feng Feifei
Title:	Director

[Signature Page to Note Purchase Agreement]

Exhibit A

FORM OF Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF THIS NOTE OR CONVERSION HEREOF MAY BE EFFECTED WITHOUT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$[___]	[__], 2026 (“Issuance Date”)
Number: MSW_PMA_2026-[__]

FOR VALUE RECEIVED, Ming Shing Group Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Maker” or “Company”), hereby promises to pay to the order of [NAME], [entity and jurisdiction/natural person identification] in its capacity as Note Recipient under the Acquisition Agreement (as such term is defined in the Agreement) (“Holder”), at such place as Holder may from time to time direct, in lawful money of the United States of America, a principal sum of $[___] (the “Principal Amount”) in accordance with the terms and provisions of this Convertible Promissory Note (this “Note”).

This Note is issued pursuant to the terms of that certain Note Purchase Agreement (the “Agreement”), dated as of the date hereof, by and among the Company, Holder and the holders of other notes issued pursuant to the Agreement. Capitalized terms used but not defined herein have the meanings given to them in the Agreement. This Note may be repaid or converted in accordance with the terms of the Agreement. This Note is a direct, unconditional, unsecured and unsubordinated obligation of the Company and ranks pari passu with all present and future unsecured and unsubordinated obligations of the Company, except as obligations may be preferred by laws of general application

SECTION 1

PRINCIPAL AND INTEREST

A. Principal. The outstanding principal balance of this Note at any one time is the Principal Amount less any principal payment made by Maker to Holder. The Principal Amount constitutes a valid and binding obligation of Maker in accordance with the terms and conditions contained herein. The Principal Amount constitutes acquisition consideration pursuant to the terms of the Acquisition Agreement (as such term is defined in the Agreement), and no cash will be advanced by the Holder to the Maker pursuant to the terms of this Note.

B. Interest. No ordinary interest shall accrue on the Principal Amount, and no interest payments shall be due on this Note.

SECTION 2
GENERAL TERMS

A. Maturity Date. This Note has no fixed maturity date and shall remain outstanding unless and until converted in full, redeemed pursuant to an express provision herein, repurchased by the Maker and cancelled, or otherwise cancelled by written agreement of the Maker and the Holder in accordance with the terms of this Note.

B. No Prepayment. Except as otherwise indicated in this Note, the balance of the Principal Amount of this Note may not be prepaid by Maker, in whole or in part.

C. Payments. All payments hereunder shall be made in lawful money of the United States of America at such other place as Holder may direct, by check payable to Holder or by wire transfer to a bank designated by Holder. All payments made by Maker under this Note shall be applied to the outstanding balance of the Principal Amount of the Note.

D. No Scheduled Redemption; No Amortization; No Repurchase. This Note shall not be subject to any scheduled amortization, sinking fund or mandatory redemption by reason only of the passage of time. The Maker shall have no obligation to repay the Principal Amount on any fixed date. The Maker may not redeem, repurchase or otherwise retire this Note, in whole or in part, without the prior written consent of the Holder, except to the extent required by applicable law or necessary by reason of tax, illegality, regulatory prohibition or a similar mandatory legal reason. Any portion of the Note so redeemed or repurchased by the Maker shall forthwith be cancelled and may not be reissued.

E. Holder Put Right Upon Fundamental Change. Upon the occurrence of a Fundamental Change, the Maker shall give the Holder prompt written notice thereof, and the Holder shall have the right, exercisable by written notice delivered to the Maker within twenty (20) Business Days after receipt of such notice, to require the Maker to redeem all or any part of the outstanding Principal Amount under this Note designated by the Holder at 101% of the then outstanding Principal Amount to be redeemed. Such redemption shall be effected on a date designated by the Holder in its notice, which date shall be not less than five (5) Business Days nor more than twenty (20) Business Days after the Maker’s receipt of such notice. Any portion of this Note not so redeemed shall remain outstanding in accordance with its terms. “Fundamental Change” means: (a) the delisting of the Maker’s Ordinary Shares from Nasdaq without listing on another Primary Market; (b) any merger, amalgamation, consolidation, scheme of arrangement, sale of all or substantially all assets or similar transaction resulting in a change of control of the Maker; or (c) any liquidation, dissolution or winding up of the Maker.

SECTION 3

events of default; rights and remedies

A. Events of Default. For purposes of this Note, “Event of Default” means any one or more of the following events, conditions or acts:

(i) Failure by the Maker to pay any amount when due under an express redemption obligation, repurchase obligation or other payment obligation arising under this Note or the Agreement;

(ii) Failure by the Maker to issue Conversion Shares when due in accordance with the terms of this Note and the Agreement, other than where such failure results solely from incomplete information or certification provided by the Holder or from a legal or regulatory impediment not arising from a material breach of the Maker of the terms of this Note or this Agreement;

(iii) The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note or the Agreement;

(iv) The Maker (a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (b) makes an assignment for the benefit of its creditors outside the ordinary course of business, (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (d) is adjudicated as insolvent or to be liquidated or is otherwise liquidated or dissolved, or (e) takes corporate action for the purpose of any of the foregoing;

(v) Any material provision of the Note, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect and the Note ceases to be a binding obligation of the Maker; or

(vi) The Ordinary Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 30 consecutive Business Days. “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

B. Rights and Remedies. Upon the occurrence of any Event of Default which is continuing and remains uncured for a period of thirty (30) days, the Holder may by written notice to the Maker declare immediately due and payable any amounts then due and payable under this Note and the Agreement and may pursue specific performance, injunctive relief and any other remedy available at law or in equity with respect to obligations expressly payable or performable thereunder; provided that, for the avoidance of doubt, acceleration shall not create a fixed maturity date for any portion of this Note that is not otherwise due and payable under the terms of this Note or the Agreement, except to the extent otherwise expressly provided therein.

C. Waivers. No waiver under this Section 3 by Holder shall be deemed to have been made unless such waiver is in writing and signed by Holder or confirmed to Maker by electronic communication by an authorized party of Holder. Holder reserves the right to waive or refrain from waiving any right or remedy under this Note. No delay or omission on the part of Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

SECTION 4

conversion

A. Conversion Right. Subject to the limitations of Section 4.C, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid balance of the Principal Amount (the “Conversion Amount”) into fully paid and nonassessable Ordinary Shares in accordance with Section 4.B, at a price of $[__] per Ordinary Share, being a fixed price agreed by the parties and inserted in this Note and not subject to any floating formula, market-price reset, ratchet, repricing or similar variable-price feature, except for customary structural adjustments expressly set forth herein (the “Conversion Price”). The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to this Section 4.A shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a share of Ordinary Shares upon any conversion. All calculations under this Section 4.A shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Ordinary Shares, the Company shall round such fraction of a share of Ordinary Shares down to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount.

B. Mechanics of Conversion.

(i) To convert any Conversion Amount into Ordinary Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, together with a certification of its then current beneficial ownership and such supporting information as the Company may reasonably require to confirm compliance with Section 4.C, and (B) if required by Section 4.B.ii, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of a valid Conversion Notice and such certification (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Ordinary Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Ordinary Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal Amount of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Ordinary Shares upon the transmission of a Conversion Notice.

(ii) Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

C. Limitations on Conversion. Notwithstanding anything to the contrary contained in this Note or the Agreement, the Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that immediately after giving effect to such conversion the Holder, together with any affiliate thereof, and any other persons whose beneficial ownership would be aggregated with that of the Holder under Section 13(d) of the Exchange Act and the rules promulgated thereunder, would directly or indirectly beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of Ordinary Shares then issued and outstanding immediately after giving effect to such conversion or receipt of shares (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation shall apply at all times during the life of this Note and shall be a continuing condition to each conversion. If any requested conversion would result in the issuance of Ordinary Shares in excess of the permitted amount hereunder, such conversion shall automatically be reduced to the maximum Principal amount that may be converted without breaching the Beneficial Ownership Limitation, and any Principal amount tendered for conversion in excess of such permitted amount shall remain outstanding under this Note and continue to be convertible in accordance with its terms.

D. Other Provisions.

(i) All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

(ii) The Company shall at all times while this Note remains outstanding reserve and keep available out of its duly authorized and unissued Ordinary Shares, free of preemptive rights, a sufficient number of Ordinary Shares to satisfy conversion of the full outstanding Principal Amount of this Note at the Conversion Price and other notes issued pursuant to the Agreement , subject always to the Beneficial Ownership Limitation and applicable law (the “Required Reserve Amount”), and shall instruct its transfer agent to maintain such reservation. If at any time the number of Ordinary Shares authorized but unissued and not otherwise reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall promptly take all corporate action necessary to propose to its general meeting of shareholders an increase of its authorized share capital necessary to meet its obligations pursuant to this Note, and shall recommend that its shareholders vote in favor of such increase. The Company shall also make all Nasdaq notifications, supplemental listing applications and other filings required in connection with this Note and any issuance of Ordinary Shares upon conversion. The Company covenants that, upon issuance in accordance with this Note, the Ordinary Shares will be validly issued, fully paid and nonassessable.

(iii) The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Ordinary Shares may bear legends restricting the transfer thereof.

(iv) If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares, (b) subdivide outstanding Ordinary Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (d) issue by reclassification of Ordinary Shares any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

E. Nasdaq and Home Country Practice. Notwithstanding anything to the contrary herein, the Company shall not be required to issue, and the Holder shall not be entitled to receive, any Ordinary Shares upon conversion of this Note to the extent that, after giving effect to such issuance, the aggregate number of Ordinary Shares issuable under this Note and any other securities issued in connection with the same transaction (and any transaction that Nasdaq would aggregate with such transaction under Rule 5635) would equal or exceed 19.99% of the number of Ordinary Shares outstanding immediately prior to the issuance of this Note or would represent 19.99% or more of the voting power outstanding prior to such issuance, unless and until the Company has obtained the requisite shareholder approval under Nasdaq Rule 5635 or is at such time then eligible to rely on an exemption in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No shareholder approval of the Company shall be a condition to the issuance of this Note. The Company shall be responsible for making all filings, disclosures, submissions, notifications and other procedural steps required in connection with any such reliance. The Company represents and warrants that, as of the date of the issuance of this Note, the Company is eligible for an exemption from such shareholder approval requirements in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). If, after the Issuance Date, the Company ceases to be entitled to rely on such position in a manner that materially affects the conversion mechanics contemplated hereby, the parties shall cooperate in good faith to amend the conversion mechanics or provide for redemption, repurchase or other lawful settlement of the affected portion of this Note so as to preserve the commercial intent of this Note to the maximum extent legally permissible.

SECTION 5

Miscellaneous

A. Transfers and Reissuance. The Note may not be transferred, assigned or otherwise disposed of by the Holder without the prior written consent of the Maker, save that transfers to an affiliate of the Holder may be permitted subject to prior written notice to the Maker, compliance with applicable securities laws, execution of a deed of adherence or equivalent undertaking, and the continued application of the Beneficial Ownership Limitation to such transferee. The Note and any Ordinary Shares issued upon conversion hereof shall be subject to customary securities law transfer restrictions, restrictive legends and stop-transfer instructions until transfer is permitted under applicable law and this Note. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered in the name of the registered transferee or assignee, representing the outstanding Principal Amount being transferred by the Holder and, if less than the entire outstanding Principal Amount is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal Amount stated on the face of this Note.

B. Loss, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal Amount.

C. Amendments. Any term of this Note may be amended or waived with the written consent of the Company and the Holder or pursuant to the amendment provisions set forth in the Agreement.

D. Severability. If any term, covenant or provision contained in this Note, or the application thereof to any Person or circumstance, shall be determined to be void, invalid, illegal or unenforceable to any extent or shall otherwise operate to invalidate this Note, in whole or part, then such term, covenant or provision only shall be deemed not contained in this Note; the remainder of this Note shall remain operative and in full force and effect and shall be enforced to the greatest extent permitted by law as if such clause or provision had never been contained herein or therein; and the application of such term, covenant or provision to other Persons or circumstances shall not be affected, impaired or restricted thereby.

E. Captions. The captions or headings at the beginning of any paragraph or portion of any paragraph in this Note are for the convenience of Maker and Holder and for purpose of reference only and shall not limit or otherwise alter the meaning of the provisions of this Note.

F. Governing Law; Venue. The construction and enforcement of this Note shall be governed by the internal laws of the State of New York, without regard to choice of law principles that would result in the application of the law of another jurisdiction. The state courts of the State of New York located in Manhattan, New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Agreement and the Note and the related definitive documents, and each party irrevocably submits to such jurisdiction. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

G. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and be deemed to have been duly given when sent by electronic communication to the party listed below and the sending party receives a written response confirming such electronic communication was duly received by the appropriate party:

If to Maker:	[INSERT]

If to Holder:	[INSERT]

H. Binding Effect; Assignment. This Note and the rights and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign this Note or any rights or duties hereunder, other than by operation of law, without the other party’s prior written consent, which written consent shall not be unreasonably withheld or delayed; provided, however, that in the event Maker converts to a corporation Maker shall assign this Note to such successor corporation.

I. Securities Law Compliance. Holder has been advised that the Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Holder is aware that Maker is under no obligation to effect any such registration with respect to the Note or the underlying securities or to file for or comply with any exemption from registration. Holder is purchasing the Note to be acquired by Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Holder’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Holder further represents and warrants as follows:

(i) Holder and all owners, members, partners or any individual or entity having an equity interest in Holder are not “U.S. Persons” within the meaning of Regulation S promulgated under the Securities Act. Holder is acquiring the Note and any Conversion Shares for Holder’s own account, for investment and not for distribution or resale to others and is not purchasing the Note and any Conversion Shares for the account or benefit of any “U.S. Person,” or with a view towards distribution to any “U.S. Person,” in violation of the registration requirements of the Securities Act.

(ii) Holder has not paid, and will not pay, any commission or other remuneration to any person or entity as a commission or fee for this Note.

(iii) Holder has been afforded access to all material books, records and contracts of Maker, and Holder has had an opportunity to ask questions of and receive answers from Maker, or a person or persons acting on its behalf, concerning the terms and conditions of this investment; and all such questions have been answered to the full satisfaction of Holder.

(iv) Holder has had the opportunity to consult with legal counsel in making the representations above and otherwise in regards to this Note, and Holder has the requisite knowledge, upon such counsel, to make the representations herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Convertible Promissory Note as of the date first written above.

“MAKER”

Ming Shing Group Holdings Ltd.

By:
Name:
Title:

“HOLDER”

[Name]

By:
Name:
Title:

[Signature Page to Convertible Promissory Note]

EXHIBIT I

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: Ming Shing Group Holdings Ltd.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Note No. MSW_PMA_2026-[__] into Ordinary Shares of Ming Shing Group Holdings Ltd., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Applicable Conversion Price: $[__]

Number of Ordinary Shares to be issued:

The undersigned represents and warrants that it, together with any affiliate thereof, and any other persons whose beneficial ownership would be aggregated with that of the Holder under Section 13(d) of the Exchange Act and the rules promulgated thereunder, does not now, and would not immediately after giving effect to the conversion and receipt of shares contemplated hereby, directly or indirectly beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of Ordinary Shares then issued and outstanding immediately after giving effect to such conversion. The undersigned agrees to provide such supporting information as the Company may reasonably require to confirm compliance with the Beneficial Ownership Limitation.

Please issue the Ordinary Shares in the following name and deliver them to the following account:

Issue to:

Broker DTC Participant Code:

Account Number:

This Conversion Notice is dated:

“HOLDER”

[Name]

By:
Name:
Title:

[Signature Page to Convertible Promissory Note]

Annex I

Purchasers

Purchaser Name	Note Principal Amount	Note Number
PMA Technology Holdings Limited	$66,000,000.00	MSW_PMA_2026-1
Legend Master Development Limited	$24,200,000.00	MSW_PMA_2026-2
F.F.Formation Holding Co. Ltd	$19,800,000.00	MSW_PMA_2026-3
TOTAL	$110,000,000.00

[Signature Page to Convertible Promissory Note]